Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

HealtheTech, Inc.:

We consent to the use of our report dated February 16, 2004, with respect to the consolidated balance sheets of HealtheTech, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, incorporated by reference herein.

/s/ KPMG LLP

Denver, Colorado

September 7, 2004